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                                                                   Exhibit 3.152

                              ARTICLES OF AMENDMENT

                                       OF

                        TIDEWATER AMBULANCE SERVICE, INC.

      The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article l 1 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

      FIRST: The name of the corporation (the "Corporation") is Tidewater Ambulance Service, Inc.

      SECOND: The Corporation's Articles of Incorporation are hereby amended to change the purpose of the Corporation, and from and after the date of acceptance of these Articles of Amendment by the Commonwealth of Virginia State Corporation Commission, paragraph 2 of the Articles of Incorporation is hereby deleted in its entirety and in lieu thereof the following is substituted:

            "2. The purpose for which this corporation is organized is to carry on any and all business activities permitted by law."

      THIRD: The foregoing amendment was adopted on May 28 2003.

      FOURTH: The foregoing amendment was adopted by the unanimous consent of the shareholders of the Corporation.

      The undersigned Vice President of the Corporation, who is authorized to act for and on behalf of the Corporation, declares that the facts herein stated are true as of May 28 2003.

TIDEWATER AMBULANCE SERVICE, INC.

By: /s/ Lori Evans
    --------------------------
    Lori Evans, Vice President

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                               ARTICLES OF MERGER

                                     MERGING

                        MERCY AMBULANCE OF RICHMOND, INC.
                            (A VIRGINIA CORPORATION)

                                      INTO

                        TIDEWATER AMBULANCE SERVICE, INC,
                            (A VIRGINIA CORPORATION)

      Pursuant to the provisions of Section 13.1-720 of the Virginia Stock Corporation Act, Tidewater Ambulance Service, Inc. ("Tidewater Ambulance"), as the surviving corporation, hereby adopts the following Articles of Merger:

                                       I.

      The Plan of Merger (the "Plan") pursuant to which Mercy Ambulance of Richmond, Inc. ("Mercy Ambulance"), a Virginia corporation, will merge into Tidewater Ambulance (the "Merger"), is attached hereto as Exhibit A.

                                       II.

The Plan was duly approved and adopted as of December 18, 1997, by the sole shareholder of Mercy Ambulance by written consent and as of December 18, 1997, by the sole shareholder of Tidewater Ambulance by written consent.

                                       III

      The Certificate of Merger issued by the State Corporation Commission of Virginia in connection with the Merger shall become effective as of 12:01 A.M. on January 1, 1998.

      The undersigned declares that the facts herein stated are true as of December 18, 1997.

                                      MERCY AMBULANCE OF RICHMOND, INC.

                                               By: /s/ Thomas C. Nelson
                                                   -----------------------------
                                                    Name: Thomas C. Nelson
                                                    Title: President

                                      TIDEWATER AMBULANCE SERVICE, INC.

                                               By: /s/ Thomas C. Nelson
                                                   -----------------------------
                                                    Name: Thomas C. Nelson
                                                    Title: President

                                        2
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                                 PLAN OF MERGER

      THIS PLAN OF MERGER is made and entered into as of this 18 day of December 1997, by and between Mercy Ambulance of Richmond, Inc., a Virginia corporation ("Mercy Ambulance") and Tidewater Ambulance Service, Inc., a Virginia corporation ("Tidewater Ambulance").

      The sole shareholder of each of Mercy Ambulance and Tidewater Ambulance adopted by written consent the merger of Mercy Ambulance with and into Tidewater Ambulance by a statutory merger upon the terms and conditions set forth herein (the "Merger").

      NOW THEREFORE, Mercy Ambulance and Tidewater Ambulance agree as follows:

            1. Merger. The Merger (as defined above) shall take effect in accordance with Chapter 12 of the Virginia Stock Corporation Act (the "VSCA") as of the date specified in the Certificate of Merger issued by the Virginia State Corporation Commission unless a later date is specified in the Articles of Merger filed pursuant to the VSCA (the "Effective Date"): Tidewater Ambulance shall be and shall continue in existence as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Mercy Ambulance shall cease.

            2. Effect of Merger on Outstanding Shares.

                  (a) On the Effective Date, each issued and outstanding share of Mercy Ambulance common stock, no par value, and each right to acquire any such share shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (b) The issued and outstanding shares of common stock, $1.00 par value, of the Surviving Corporation shall remain outstanding after the Merger and shall not be affected in any way by the Merger.

            3. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Tidewater Ambulance in effect on the Effective Date shall continue to be (until amended or repealed as provided for by applicable law) the Articles of Incorporation and Bylaws of the Surviving Corporation at and after the Effective Date.

            4. Termination or Abandonment. This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Date by either Mercy Ambulance or Tidewater Ambulance by action of its Board of Directors.

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            5. Miscellaneous Provisions.

                  (a) This Plan of Merger shall be governed by the laws of the
            Commonwealth of Virginia.

                  (b) This Plan of Merger may be executed in any number of
            counterparts and each counterpart shall be deemed to be an original, but all of such counterparts together shall constitute one and the same plan.

      IN WITNESS WHEREOF, Mercy Ambulance and Tidewater Ambulance have caused this Plan of Merger to be duly executed as of the day and year first written above.

                                           MERCY AMBULANCE OF RICHMOND, INC.

                                                By: /s/  Thomas C. Nelson
                                                    ---------------------------
                                                    Name: Thomas C. Nelson
                                                    Title: President

                                           TIDEWATER AMBULANCE SERVICE, INC.

                                               By: /s/  Thomas C. Nelson
                                                   -----------------------------
                                                   Name: Thomas C. Nelson
                                                   Title: President

                                        4
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                            ARTICLES OF AMENDMENT FOR

                        TIDEWATER AMBULANCE SERVICE, INC.

      A. The name of the corporation is Tidewater Ambulance Service, Inc.

      B. The authority of the corporation to issue stock shall be changed from 50,000 shares of common stock with a par value of $1.00 per share to 5,000 shares of common stock with a par value of $1.00 per share.

      C. The Board of Directors met on November 1, 1985 and found that the amendment was in the best interest of the corporation, and directed that a question be submitted to a vote of a meeting of the stockholders. Notice was given to all stockholders on November 1, 1985, and all stockholders waived notice of said meeting. November 1, 1985 was the date of the stockholders' meeting. A copy of the proposed amendment was given to all stockholders. All stockholders waived notice of the meeting and the amendment was adopted on November 1, 1985.

      D. The number of shares outstanding at the date of the meeting was 100. The number of shares entitled to vote was 100.

      E. The number of shares voting in favor was 100. The number of shares voting in opposition were none.

      F. The amendment does change the amount of stated capital, in that it reduces it from 50,000 shares of common stock with a par value of $1.00 to 5,000 shares of common stock with a par value of $1.00.

      G. The amendment does not affect a restatement of the Articles of Incorporation.

                                          TIDEWATER AMBULANCE SERVICE, INC.

                                                By: /s/ John V. Crombie
                                                    ----------------------------
                                                                     , President

                                                    /s/ Mary Alice Carter
                                                    ----------------------------
                                                                     , Secretary

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                            ARTICLES OF INCORPORATION
                                       OF
                        TIDEWATER AMBULANCE SERVICE, INC.

      WE, the undersigned, hereby associate to form a stock corporation under the provisions of Chapter I, Title 13.1 of the Code of Virginia, and to that end have set forth the following:

      1. The name of the corporation shall be Tidewater Ambulance Service, Inc.

      2. The purpose for which this corporation is organized is to operate an ambulance service.

      3. The corporation shall have the authority to issue 50,000 shares of common stock with a par value of $1.00 per share.

      4. The post office address of the initial registered office 705 One Main Plaza East, Norfolk, Virginia 23510.

      5. The name of the city in which the initial registered office is located is Norfolk, Virginia.

      6. The name of the initial registered agent is Albert Teich, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

      7. The Directors constituting the initial Board of Directors shall be:

John V. Crombie                                         Patricia A. Crombie
815 Pecan Point Road                                    815 Pecan Point Road
Apartment 22                                            Apartment 22
Norfolk, Virginia 23502                                 Norfolk, Virginia 23502

                                Mary Alice Carter
                               601 Timothy Avenue
                             Norfolk, Virginia 23505

      WITNESS the following signature and seal this 29 day of August, 1983

/s/ Albert Teich, Jr. (SEAL)
---------------------
Albert Teich, Jr.

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